Exhibit 99.1

FOR IMMEDIATE RELEASE: AsiaFIN Holdings Corp. (OTCQB:ASFH), Announces Full Year 2024 Financial Results

Kuala Lumpur, 26 March, 2025 – AsiaFIN Holdings Corp., (OTCQB: ASFH), a leading fintech financial ecosystem enabler, today announced financial results for the full year ended December 31, 2024.

To view this release online and get more information for Investors & Media - AsiaFIN Holdings Corp., visit: AsiaFIN Holdings Corp. (OTCQB:ASFH), Announces Full Year 2024 Financial Results, https://asiafingroup.com/investor-relations/sec-filings/

Financial Results for the Year Ended December 31, 2024:

●	Net cash flow from operations was approximately $0.343 million for the year ended December 31, 2024 as compared to $(0.211) million for the year ended December 31, 2023.

●	Cash and cash equivalents were approximately $1.310 million as of December 31, 2024 as compared to approximately $1.234 million as of December 31, 2023.

●	Revenue for the years ended December 31, 2024 and 2023 were approximately $3.382 million and $3.110 million, respectively.

●	Gross profit for the years ended December 31, 2024 and 2023 were approximately $1.424 million and $1.401 million, respectively.

●	Selling, general and administrative expenses for the years ended December 31, 2024 and 2023 were approximately $1.464 million and $1.299 million, respectively.

●	EBITDA for the years ended December 31, 2024 and 2023 were approximately $0.105 million and $0.268 million, respectively.

●	Net loss was approximately $(0.144) million for the year ended December 31, 2024 as compared to approximately $0.019 million for the year ended December 31, 2023.

●	Net loss per share for the years ending December 31, 2024 and 2023 were approximately $(0.00) and $0.00, respectively.

CEO of AsiaFIN, KC Wong said, “AsiaFIN’s focus in financial year 2024 has been all about positioning the company for very significant future growth and value generation for investors.

We achieved a number of significant internal and external goals over 2024 including completing the development of a new product, entry into new markets and associated investments for growth. During 2024, we commenced reviews of our website content and structure for investors (now completed post balance sheet close) as well as website content and ‘look and feel’ reviews for our commercial sub-brands (a rolling program).

Our newly created and appointed audit committee strengthens our corporate governance, and we have embarked on a potentially meaningful review of our public corporate governance policies.

For cash generation and our going concern status, we are particularly encouraged and pleased by our positive net cash from operations, which is a function of more effective working capital management and an important contributor toward passing our going concern opinion from our auditors, without qualification.

While revenue growth at over 8.8% year on year is very respectable in current markets, we are working hard and making investments to push revenue growth consistently into double digit organic growth at least for the next few years.

The fourth quarter of 2024 has delivered greater sales pipe progression than the year-end, 8.8% revenue growth numbers might suggest. We have launched a new Regulatory Technology (Regtech) product that have gained traction with new and existing clients in the Malaysian market, and we believe we have made exciting progress on our expansion plans outside of the Asia region.

While our smallest unit by revenues, Robotic Process Automation (RPA), has posted a significant increase in cost of revenue, this is because we are investing significantly in RPA, which we see as very important future value driver unit, with exciting revenue and margin potential, and we have positive news to report on this in our investor webinar.

Our core revenue generating unit, Regtech, continues to grow well with improving gross margins up approximately 99 basis points.

We are excited about the value generating milestones ahead and remain extremely focused on building the future of AsiaFIN via strategic investments this year, that we believe will unlock significant value for our stakeholders.”

	For the year ended December 31, 2024	For the year ended December 31, 2023
	Audited	Audited

REVENUE	$3,382,432	$3,109,515

COST OF REVENUE (including $77,294 and $40,235 of cost of service revenue to related party for the years ended December 31, 2024 and 2023, respectively)	(1,958,599)	(1,708,334)

GROSS PROFIT	$1,423,833	$1,401,181

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(9,843)	(152)

OTHER INCOME	$7,281	$13,109

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $94,981 and $93,691 of selling, general and administrative expenses to related party for the years ended December 31, 2024 and 2023, respectively)	$(1,464,248)	$(1,298,849)

(LOSS)/INCOME BEFORE INCOME TAX	$(42,977)	$115,289

INCOME TAX EXPENSES	(118,991)	(96,712)

NET (LOSS)/INCOME	$(161,968)	$18,577
Net income attributable to non-controlling interest	18,391	637

NET (LOSS)/INCOME ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	(143,577)	19,214

Other comprehensive income:
- Foreign currency translation income/(loss)	48,571	(60,389)

TOTAL COMPREHENSIVE LOSS	$(95,006)	$(41,175)

NET (LOSS)/INCOME PER SHARE, BASIC AND DILUTED	$(0.00)	$0.00

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	81,551,838	80,356,501

	For the Year Ended December 31,
	2024	2023
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(143,577)	$19,214
Minority interest	(18,391)	(637)
Impairment of investment in associate	61,364	-
Share of loss from operation of associate	9,843	152

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	119,608	133,024
Provision for credit loss allowance	(84,503)	55,076

Changes in operating assets and liabilities:
Account payable	13,463	1,176
Account receivable	(65,454)	(412,818)
Prepayment, deposits and other receivables	(22,443)	83,387
Other payables and accrued liabilities	213,387	(64,649)
Deferred revenue	325,214	(71,705)
Tax assets	(53,733)	298,842
Deferred income tax assets	(7,470)	3,912
Income tax payable	55,996	(196,833)
Change in lease liability	(60,303)	(58,595)
Net cash provided by/(used in) operating activities	343,001	(210,454)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant and equipment	(138,343)	(32,479)
Investment in associate	(70,790)	-

Net cash used in investing activities	(209,133)	(32,479)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment to director	(67,872)	(62,793)
Repayment of hire purchase	(4,789)	(11,173)
Advances to related companies	(4,740)	(612)
Net cash used in financing activities	(77,401)	(74,578)

Effect of exchange rate changes in cash and cash equivalents	19,274	(28,471)

Net changes in cash and cash equivalents	75,741	(345,982)
Cash and cash equivalents, beginning of year	1,234,188	1,580,170

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,309,929	$1,234,188

SUPPLEMENTAL CASH FLOWS INFORMATION
Cash paid for income taxes	$105,339	$104,691
Cash paid for interest	$2,790	$391

	As of December 31, 2024	As of December 31, 2023
	Audited	Audited
ASSETS
Current assets
Cash and cash equivalents	$1,309,929	$1,234,188
Account receivables, net	1,184,130	1,004,690
Prepayment, deposits and other receivables	146,233	114,133
Amount due from related parties	3,809	-
Tax assets	280,354	219,698
Total current assets	$2,924,455	$2,572,709

Non-current assets
Right-of-use assets, net	$615,444	$651,853
Property, plant and equipment, net	614,673	520,216
Deferred income tax assets	324	43
Investment in associates	7,944	8,153
Total non-current assets	$1,238,385	$1,180,265
TOTAL ASSETS	$4,162,840	$3,752,974
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Other payables and accrued liabilities	$1,151,256	$586,595
Account payable (including $19,984 and $19,467 of account payable to related party as of December 31, 2024 and 2023, respectively)	39,296	24,900
Income tax payable	60,483	3,358
Amount due to director	146,018	209,747
Amount due to related parties	-	1,000
Hire purchase – current portion	-	4,759
Lease liability – current portion	64,787	60,394
Total current liabilities	$1,461,840	$890,753

Non-current liabilities
Lease liability – non-current portion	550,657	591,459
Deferred tax liabilities	4,991	12,013
Total non-current liabilities	$555,648	$603,472
TOTAL LIABILITIES	$2,017,488	$1,494,225
STOCKHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,551,838 and 81,551,838 shares issued and outstanding as of December 31, 2024 and December 31, 2023	8,155	8,155
Additional paid-in capital	10,467,687	10,467,687
Accumulated other comprehensive loss	(271,870)	(320,441)
Accumulated deficit	(8,039,600)	(7,896,023)
Non-controlling interest	(19,020)	(629)
TOTAL STOCKHOLDERS’ EQUITY	$2,145,352	$2,258,749
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,162,840	$3,752,974

About AsiaFIN Holdings Corp.

AsiaFIN Holdings Corp. (OTCQB: ASFH), a Nevada, USA Corporation, operates through its wholly owned Malaysia, Hong Kong and British Virgin Islands subsidiaries. AsiaFIN’s mission is to become the “financial ecosystem enabler” through its solutions in Payment Processing, Regulatory Technology (RegTech), Robotic Process Automation (RPA) and system integration services. AsiaFIN provides services to over 100 corporate clients in the Asia region including Malaysia, Myanmar, the Philippines, Indonesia, Bangladesh, Pakistan, Thailand and Singapore. AsiaFIN’s clients are banks, corporates, and other merchants and entrepreneurs in Asia. For further information regarding the company, please visit https://asiafingroup.com.

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of AsiaFIN and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

AsiaFIN undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with AsiaFIN’s operating history, recent history of losses and profits, ability to adequately protect its software innovations, dependence on key executives, ability to obtain required regulatory approvals, other factors described in AsiaFIN’s Annual Report on Form 10-K and other factors as may periodically be described in AsiaFIN’s filings with the U.S. Securities and Exchange Commission.

Investors Contact

AsiaFIN Holdings Corp. (OTCQB: ASFH)

Dato’ Dr. Sean Seah, Executive Director

investors.relations@asiafingroup.com

Media Contact

AsiaFIN Holdings Corp. (OTCQB: ASFH)

Kai Cheong (KC) Wong, Chief Executive Officer

media@asiafingroup.com

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